                                                        DATED: December 13, 1995
PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
MIDLAND COMMERCIAL FINANCING CORP. (SELLER)
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1995-MCF2
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INVESTOR PRELIMINARY COMPUTATIONAL MATERIALS


 PRELIMINARY STRUCTURAL TERM SHEET

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                           Princ.    NWAC-           Average Life            Principal Window -
                            Amt.   Initial              Maturity /                  Maturity /    Sub.
Class    Fitch/ Duff/ S&P  ($mln)   Coupon  Price          To Call                      To Call  Level
======================================================================================================
A-1     AAA / AAA / AAA     $75.4      TBA    TBA    5.528 / 5.528        0 - 7.739 / 0 - 7.739   37.0%
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A-2 *   AAA / AAA / AAA     $65.4      TBA    TBA    9.578 / 9.578             7.739 - 10.822 /   37.0%
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A-EC*   AAA / AAA / AAA       n/a      TBA    TBA    8.701 / 8.701                         n/a     n/a
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B *     AAA / AAA / AA      $ 8.9      TBA    TBA  10.943 / 10.896  10.822 - 11.2 / 10.822 - 11   33.0%
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C       AA / AA / A+        $13.4      TBA    TBA  11.590 / 10.989    11.239 - 11.822 / 11 - 11   27.0%
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D       AA- / A+ / A-       $ 8.9      TBA    TBA  11.896 / 10.989    11.822 - 11.989 / 11 - 11   23.0%
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E       BBB / BBB / BBB-    $15.7      TBA    TBA  12.141 / 10.989    11989 - 12.739 /  11 - 11   16.0%
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F *     BBB- / BBB- / NR    $ 5.6    8.564%   TBA  13.102 / 10.989    12.739 - 13.489 / 11 - 11   13.5%
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
* These Certificate Classes will not be offered publicly.

ISSUER: Prudential Securities Secured Funding Corporation, Mortgage Pass-Through Certificates, Series 1995-MCF2.

THE CERTIFICATES: Fixed rate commercial mortgage-backed securities having an estimated aggregate initial Certificate Balance of $113.4 Million will be the subject of a public offering. Fixed rate commercial mortgage-backed securities of approximately $79.9 million in aggregate initial Certificate Balance will be offered privately.

RATING AGENCIES: Fitch Investors Service, Duff & Phelps and Standard & Poor's

UNDERWRITER: Prudential Securities Incorporated

CUT-OFF DATE: December 1, 1995 (except for loans originated after December 1, in which case the date of origination).

INTEREST ACCRUAL PERIOD: 1st to the 1st (24 day delay)

ANTICIPATED CLOSING DATE: December 28, 1995

FIRST DISTRIBUTION DATE: January 25, 1995

RATED FINAL DISTRIBUTION DATE: July 25, 2022

MASTER SERVICER: Midland Loan Services, L.P.

SPECIAL SERVICER: Lennar Partners, Inc.

TRUSTEE: LaSalle National Trust, N.A. / ABN Amro Bank, N.V.

ADVANCING: Yes: through liquidation. No advance of balloon amounts.

EXPECTED PRICING DATE: December 15, 1995

MINIMUM DENOMINATION: $100,000

DELIVERY: The investment grade Certificate Classes may be offered through the DTC, CEDE & Co.

SMMEA: None of the Classes is SMMEA eligible

TAX TREATMENT: REMIC

ALLOCATION OF PREPAYMENT PENALTIES:
- Yield Maintenance prepayment premiums will be allocated to Classes entitled to principal distributions in the amount of a modified "make whole" of the differential cash flow discounted at Treasury + 50 basis points (Treasury term equal to remaining average life of the respective class). The remainder will go to Class A-EC. If two or more classes are entitled to principal distributions, prepayment premium is allocated pro-rata.
-  Fixed prepayment premiums are allocated  to Class A-EC.

SUBORDINATION: The following table ranks the Classes from most senior to most junior:
   Class: A-1, A-2 and A-EC (pari passu with respect to losses and interest); B; C; D; E; F; G; H; J-1; J-2.

PRINCIPAL PAYMENT DISTRIBUTION: Sequential in order of subor-dination.

SERVICER CALL: Right to buy mortgages at par if total outstan-ding scheduled principle balance is less than 10% of original balance.

AUCTION CALL: Trustee required to hold an auction and use proceeds to liquidate the Trust on the earliest Distribution Date after December 1st of each year, from and including 2006, if the value of mortgage loans equals or exceeds the outstanding certificate balance and estimated proceeds are sufficient to redeem all outstanding certificates in full.

COLLATERAL: 84 fixed rate loans and one participation, totalling approximately $223.6 million, average principal balance of $2.624 million, Wtd. Avg. DSCR:
1.37, Wtd. Avg. LTV: 65.9%, Retail: 43.96%, Multifamily: 20.91%, Industrial:
7.70%, Office: 6.19%, Other: 21.25%.




Prospective investors are advised to read carefully, and should rely solely on, the preliminary prospectus supplement, final prospectus and final prospectus supplement (the Final Prospectus ) relating to the securities referred to herein in making their investment decision. This Investor Preliminary Structural Term Sheet ( Structural Term Sheet ) does not include all relevant information relating to the securities described herein, particularly with respect to the risks and special considerations associated with an investment in such securities. All structural information contained herein is preliminary and it is anticipated that such information will change. Any information contained herein will be more fully described in, and will be fully superseded by, the descriptions of the structure in the final prospectus supplement and Final Prospectus. Although the information contained in this Structural Term Sheet is based on sources which Prudential Securities Incorporated (PSI) believes to be reliable, PSI makes no representation or warranty that such information is accurate or complete. Such information should not be viewed as projections, forecasts, predictions or opinions with respect to value. PSI and its affiliates may in the future have a position in the securities discussed herein and may purchase or sell the same on a principal basis or as agent for another person. In addition, PSI and certain of its affiliates may currently be providing investment banking and other services to the issuer of such securities and the borrowers and their affiliates. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

                       PRUDENTIAL SECURITIES INCORPORATED